Exhibit 99.1

OWENS & MINOR ANNOUNCES LAUNCH OF SENIOR NOTES OFFERING

RICHMOND, VA - (Business Wire) - March 18, 2022 - Owens & Minor, Inc. (NYSE:OMI) (the “Company”) announced today that it has launched a private offering (the “Offering”) of $500 million aggregate principal amount of senior notes due 2030 (the “Notes”), subject to customary and market conditions.

Unless the Acquisition (as defined below) is consummated concurrently with or promptly following the closing of the Offering, the Company will deposit the gross proceeds from the Offering into a segregated escrow account until the date that certain escrow release conditions, including the consummation of the Acquisition, have been satisfied. The consummation of the Acquisition is subject to customary closing conditions, including the adoption of the Acquisition agreement by the affirmative vote of holders of a majority of the outstanding shares of Apria common stock.

Upon the closing of the Offering or, if applicable, upon satisfaction of the escrow conditions, the Company intends to use the net proceeds of the Offering, together with cash on hand and proceeds from expected borrowings under one or more new term loans, to finance the consummation of the previously announced acquisition (the “Acquisition”) of Apria, Inc. (“Apria”) and the other transactions contemplated by the Acquisition agreement, to repay Apria debt, and to pay related fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States, or for the benefit of U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws. Accordingly, the Notes are being offered only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined under Rule 144A of the Securities Act, or outside the United States to non-“U.S. persons” in accordance with Regulation S under the Securities Act.

A confidential offering memorandum for the Offering, dated as of today, is being made available to such eligible persons. The Offering is being conducted in accordance with the terms and subject to the conditions set forth in such confidential offering memorandum.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. The Offering is not conditioned on the consummation of the Acquisition, which, if consummated, may occur subsequent to the closing of the Offering. This press release does not constitute a notice of repayment of outstanding indebtedness of Apria. The terms and conditions of the new term loans have not been finalized and are therefore subject to change. The completion of the Offering is not conditioned upon our entering into the new term loans, and our entering into the new term loans is not conditioned upon completion of the Offering.

About Owens & Minor, Inc.

Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company that incorporates product manufacturing, distribution support and innovative technology services to deliver significant and sustained value across the breadth of the industry – from acute care to patients in their home. Aligned to its Mission of Empowering Our Customers to Advance HealthcareTM, more than 15,000 global teammates serve over 4,000 healthcare industry customers. A vertically-integrated, predominantly Americas-based footprint enables Owens & Minor to reliably supply its self-manufactured surgical and PPE products. This seamless value chain integrates with a portfolio of products representing 1,200 branded suppliers. Operating continuously since 1882 from its headquarters in Richmond, Virginia, Owens & Minor has grown into a FORTUNE 500 company with operations located across North America, Asia, Europe and Latin America.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. Such forward-looking statements involve known and unknown risks, uncertainties and assumptions, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements related to the Offering and the use of proceeds therefrom, the entry into, and borrowings under the Company’s new term loans, the completion of the Acquisition, which may not be completed on a timely basis or at all, expected synergies and benefits relating to the Acquisition and the time to achieve such synergies, and expectations regarding the integration of the combined company. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Alex Jost, CPA

Director, Investor Relations

Investor.Relations@owens-minor.com

SOURCE: Owens & Minor, Inc. (NYSE: OMI)

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